UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  November 10, 2006
                                                   -----------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


              1-9293                                73-1016728
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     (Commission File Number)            (IRS Employer Identification No.)


                   One Pre-Paid Way
                        Ada, OK                         74820
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       (Address of Principal Executive Offices)       (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Item 1.01 Entry into a Material Definitive Agreement.

     On November 10, 2006, Pre-Paid Legal Services, Inc. ("we" or "us") entered into an agreement to purchase shares of our outstanding common stock from accounts managed by Prescott Investors (500,000 shares); Harland C. Stonecipher, our Chairman, CEO and President (125,000 shares); Randy Harp, our Chief Operating Officer (8,000 shares) and Kathy Pinson, our Vice President of Regulatory Compliance (6,000 shares). If completed, these purchases would have represented roughly 12% of each holder's total shares and would have been made at $42.91 per share, which was the November 9, 2006 closing price on the NYSE. However, in light of the negative reaction to the announced purchases that we received from several outside shareholders, in addition to the decline in our share price on the NYSE on November 13, 2006, these share repurchases have been cancelled by mutual agreement.


                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By: /s/ Randy Harp
                             ---------------------------------------------------
                             Randy Harp, Chief Operating Officer

Date:  November 15, 2006